Exhibit 10.12

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2014 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by and between lululemon athletica inc., a Delaware corporation, (the “Company”) and __________________________ (the “Grantee”).

WHEREAS, the Company maintains the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company; and

WHEREAS, the Plan permits the grant of Restricted Stock Awards; and

WHEREAS, to compensate the Grantee for his or her service to the Company and to further align the Grantee’s financial interests with those of the Company’s other stockholders, the Committee has acted to make this grant effective as of __________________________ (the “Effective Date”), subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1. Award of Restricted Shares. The Company hereby awards the Grantee __________________________ shares of Restricted Stock, subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Shares”). The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.

2. Vesting of Restricted Shares. The Restricted Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2. While subject to forfeiture, the Restricted Shares may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law.

(a) Vesting Based on Continued Service. One Hundred Percent (100%) of the Restricted Shares will become nonforfeitable on the earlier of (i) the first anniversary of the Effective Date, or (ii) the date of the Company’s _____ Annual General Meeting of Stockholders, provided that the Grantee has remained in continuous service to the Company through such date.

(b) Unvested Shares Forfeited Upon Cessation of Service. Upon a cessation of the Grantee’s service to the Company for any reason (i) any Restricted Shares that are not then nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Grantee will have no further rights with respect to those Restricted Shares.

3. Issuance of Shares.

(a) The Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates.

(b) While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares. As soon as practicable following the time that any Restricted Share becomes nonforfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares), the Company will cause that stop-transfer order to be removed. The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c) If any certificate is issued in respect of Restricted Shares, that certificate will be legended as described in Section 8.5 of the Plan and held in escrow by the Company’s secretary or his or her designee. In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares. The Escrow shall continue with respect to any Restricted Shares for so long as such Restricted Shares remain forfeitable. At such time as those Restricted Shares become nonforfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Grantee if such shares are held in certificated form (again, provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Restricted Shares).

4. Substitute Property. If, while any of the Restricted Shares remain subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Grantee by reason of the Grantee’s ownership of the Restricted Shares, such securities will constitute “Restricted Shares” for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the secretary of the Company (or his or her designee) and subject to the escrow described in Section 3(c), above.

5. Rights of Grantee During Restricted Period. The Grantee will have the right to vote the Restricted Shares and to receive dividends and distributions with respect to the Restricted Shares; provided, however, that any cash dividends or distributions paid in respect of the Restricted Shares while those Restricted Shares remain subject to forfeiture will be delivered to the Grantee only if and when the Restricted Shares giving rise to such dividends or distributions become nonforfeitable.

6. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Restricted Shares are issued and resold in compliance with the requirements of any stock exchange or quotation system upon which the Restricted Shares are then listed or quoted, the Securities Act of 1933, and all other applicable laws.

7. Market Stand-Off.

(a) The Grantee hereby agrees that, in connection with any registration under the Securities Act of any Stock, the Grantee (and the Grantee’s permitted transferees, if any) shall not sell or otherwise transfer (including through short-sales, hedging, or similar transactions) any Restricted Shares during the period that the Committee specifies (a “Holdback”); provided, however, that such period shall not exceed one hundred eighty (180) days (or other such period that the underwriters reasonably require) following the effective date of the applicable registration statement filed under the Securities Act (the “Market Stand-Off Period”). Until the end of such Market Stand-Off Period, the Company may impose, with respect to any Restricted Shares held by the Grantee or the Grantee’s permitted transferee, stop-transfer instructions consistent with the foregoing restrictions.

(b) The Grantee also agrees to be bound by any restriction agreed to by holders of not less than a majority of the then outstanding Stock (giving effect to the pro forma conversion of all outstanding preferred shares and other convertible securities and the pro forma exercise of all stock options, warrants and other rights, to the extent then exercisable).

(c) In addition, if any managing underwriter or book runner of any such offering or registration (the “Underwriter”) requests, the Grantee will execute and deliver to the Underwriter such documents, agreements, and instruments that the Underwriter shall reasonably require to enable the Underwriter to obtain the benefit of the Holdback during the Market Stand-Off Period. In connection with the foregoing, the Grantee hereby appoints the Company’s Chief Executive Officer as the Grantee’s attorney-in-fact, with full power of substitution, to execute and deliver all documents, agreements and instruments to be executed and delivered by the Grantee, and to take all actions to be taken by the Grantee in each case in connection with effecting any Holdback

8. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the Restricted Shares. The Grantee has had the opportunity to review with the Grantee’s own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

9. The Plan. This Award is subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Committee is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form has been provided to the Grantee and is also available for inspection during business hours by the Grantee at the Company’s principal office. All questions of the interpretation and application of the Plan and the Grantee shall be determined by the Committee and any such determination shall be final, binding and conclusive.

10. Entire Agreement. This Agreement, together with the Plan, and other exhibits attached thereto or hereto, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

11. Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

12. Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

13. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

lululemon athletica inc.

By:	__________________
__________________